Exhibit 10.3

MASSEY ENERGY COMPANY

2006 STOCK AND INCENTIVE COMPENSATION PLAN

(as amended and restated effective August 15, 2006)

Non-Employee Director Initial Restricted Unit Award Agreement

             Restricted Units

THIS AGREEMENT dated as of the      day of                     ,         , between MASSEY ENERGY COMPANY, a Delaware Corporation (the “Company”), and                                  (“Participant”) is made pursuant and subject to the provisions of the Massey Energy Company 2006 Stock and Incentive Compensation Plan, as amended and restated effective August 15, 2006 (the “Plan”), a copy of which is attached. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Award of Restricted Units. Pursuant to the Plan, the Committee that administers the Plan granted to Participant effective the date upon which the Agreement becomes fully executed, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an award of              stock units, hereinafter described as “Restricted Units.”

2. Restrictions. Except as provided in this Agreement, the Restricted Units are nontransferable and are subject to a substantial risk of forfeiture.

3. Vesting. Subject to Paragraph 6 and except as provided in Paragraphs 5 and 7 below, Participant’s interest in the Restricted Units shall become transferable and nonforfeitable (“Vested”) with respect to one-fifth of the Restricted Units on March 14,          [the next March 14th following the date of grant], and with respect to any additional one-fifth of the Restricted Units on each of March 14,         , March 14,         , March 14,         , and March 14,          [each date one year after the other].

4. Death or Retirement. Paragraph 4 to the contrary notwithstanding, if Participant dies, attains the age for board retirement, as established in the Company’s bylaws then in effect, or retires early from the Board of Directors with approval of the Committee, while serving on the Board and prior to the forfeiture of the shares of Restricted Units under Paragraph 6, all shares of Restricted Units that are not then Vested shall become Vested as of the date of Participant’s death, attainment of the Age of Board Retirement, or date of approved early retirement.

5. Forfeiture. All shares of Restricted Units that are not then Vested shall be forfeited if Participant’s service on the Board terminates for any reason other than on account of Participant’s death, attainment of the age for board retirement, as established in the Company’s bylaws then in effect, or approved early retirement.

6. Change in Control. Notwithstanding any other provision of this Agreement, all Restricted Units not previously forfeited shall become Vested upon a Change in Control in accordance with the Plan.

7. Notice. Any notice or other communications given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:

Massey Energy Company

4 North Fourth Street

Richmond, Virginia 23219

Attn: Corporate Secretary

If to Participant:

8. No Right to Continued Service. This Agreement does not confer upon Participant any right to continue to serve on the Board, nor shall it interfere in any way with the right of the Company to terminate such service at any time.

9. Change in Capital Structure. The terms of this Agreement shall be adjusted as the Committee determines is equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee, necessitates such action.

10. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

11. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

12. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

13. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

MASSEY ENERGY COMPANY

Date:
[Authorized Officer]

Date:
PARTICIPANT